UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934
Date of report (Date of earliest event reported): February 19, 2008
APRIA HEALTHCARE GROUP INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-14316 (Commission File Number)	33-0488566 (I.R.S. Employer Identification Number)

26220 Enterprise Court Lake Forest, CA (Address of principal executive offices)		92630 (Zip Code)
Registrant’s telephone number: (949) 639-2000

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
Item 9.01. Financial Statements and Exhibits
SIGNATURES
Exhibit 3.1

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On February 19, 2008, the Board of Directors of Apria Healthcare Group Inc. amended the company’s Bylaws in order to comply with recent rule changes of the New York Stock Exchange that require listed companies to be eligible to issue shares in either certificated or uncertificated form and to participate in a book-entry share Direct Registration System currently administered by the Depository Trust Company. The Direct Registration System allows for the electronic transfer of securities, permits investors to have securities registered in their names without the issuance of physical certificates and allows investors to electronically transfer securities to broker-dealers to effect transactions without the risks and delays associated with transferring physical certificates.
The specific amendments were made to Articles VI, VIII and IX of the Bylaws. These Articles address the form of stock certificate the company may issue, transfers of stock and protocols for dealing with lost, stolen or destroyed certificates. The amendments are intended to incorporate the concept of uncertificated shares, and to permit the registration, issuance and transfer of the Apria’s stock without issuance of a physical stock certificate. The Bylaw amendments continue to permit stockholders to obtain a physical stock certificate upon request. All other provisions of the Company’s Bylaws remain unchanged. The amendments became effective immediately upon their adoption by the Board.
     The foregoing summary is qualified in its entirety by reference to the complete text of the Amended and Restated Bylaws, a copy of which is filed herewith as Exhibit 3.1, and incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits

Exhibit
Number	Description
3.1	Apria Healthcare Group Inc. Bylaws, as amended and restated as of February 19, 2008

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

APRIA HEALTHCARE GROUP INC. Registrant
February 25, 2008	/s/ Raoul Smyth
Raoul Smyth
Vice President and Associate General Counsel